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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      -----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement No.'s 333-45593, 333-40751 and 333-40753 in this Form 8-K of our report dated February 14, 2000 relating to the financial statements and financial statement schedules of the Richmond Major Trading Area of PrimeCo Personal Communications, L.P., which appear in such Form 8-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
July 6, 2000